                                                                   EXHIBIT 10.14

                      TECHNOLOGY CROSS LICENSE AGREEMENT

     This Agreement is dated as of January 4, 1989 by and between PHOTOELECTRON CORPORATION ("Photoelectron"), a Massachusetts corporation, and THERMO ELECTRON CORPORATION ("Thermo"), a Delaware corporation.

     WHEREAS, Thermo and Photoelectron Investments Corporation of Liberia ("PlC") have organized Photoelectron primarily to continue research and development of photocathode and related technologies formerly conducted by Thermo's "R&D Center" located in Waltham, Massachusetts for applications such as electron beams and displays; and

     WHEREAS, the parties desire to license certain patent rights and intellectual property for the purpose of allowing Photoelectron to conduct such work;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, Thermo and Photoelectron agree as follows:

     1.  License and Sublicense of Patent Rights and Photo-Cathode Technology.
         --------------------------------------------------------------------
Subject to the reservation of rights set forth in Section 2 of this Agreement, Thermo grants to Photoelectron a perpetual, worldwide, exclusive right and license or sublicense, as the case may be, to make, have made, use and sell the Thermo Photo-Cathode Technology (as defined below) and the inventions covered by the patents owned by or licensed to Thermo as set forth on Schedule A to this Agreement (the "Patent Rights") for experimentation, research, development, testing, evaluation and production, marketing, lease and sale of products or systems. With respect to those patents sublicensed under this Section 1, such sublicense shall be coterminous with Thermo's license for such patent. At the request of Thermo, Photoelectron shall cooperate with Thermo and execute all necessary documents prepared by Thermo for recording or otherwise formally licensing or sublicensing, as the case may be, the Patent Rights to Photoelectron. For purposes of this Agreement, "Thermo Photo-Cathode Technology" shall mean all proprietary information and rights (including, without limitation, chemical, electrical and technical information, whether tangible or intangible, any and all data, techniques, discoveries, inventions, processes, know-how, patents (excluding the Patent Rights, but including any extension, reissue or renewal patents), patent applications, proprietary computer software, inventor's certificates, trade secrets and other information) that Thermo owns, controls or is licensed to use, and that is used or was developed in Thermo's R&D Center located in Waltham, Massachusetts in connection with Thermo's research and development of photocathode and electron beam technologies.

     2.  Reservation of Rights and Cross License.
         ----------------------------------------

         (a) Notwithstanding any other provision of this Agreement, Thermo and any of its subsidiaries or affiliates may use the Patent Rights and Thermo Photo-Cathode Technology for any purpose; provided, however, that Thermo agrees not to acquire any company or business primarily for the purpose of exploiting such Patent Rights and technology. Thermo's use of the Patent Rights and Thermo Photo-Cathode Technology may include the license or sale (other than in connection with a sale, lease or license of a product or system) of such rights and technology to non-affiliates of Thermo provided that Thermo receives Photoelectron's prior written consent to any such license or sale, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Thermo agrees that it will not grant any such license to any non-affiliates of Thermo for any application that Photoelectron is actively pursuing at the time of such license or that Photoelectron has a reasonable plan to pursue.

         (b) Photoelectron hereby grants to Thermo a perpetual, world-wide, non-exclusive right and license to use any photocathode or electron beam technologies and know-how, including the right to make and have made any inventions covered by patents based on such technology and know-how, developed by Photoelectron in the course of its work with the Thermo Photo-Cathode Technology and Patent Rights (the "Photoelectron Technology"). Thermo hereby grants to Photoelectron a perpetual, world-wide, non-exclusive right and license to use any photocathode or electron-beam technologies or know-how, including the right to make and have made any inventions covered by patents based on such technology, developed by Thermo in the course of its use of the Photoelectron Technology or Thermo Photo-Cathode Technology and Patent Rights. In the case of either license granted in this Section 2(b), neither Thermo nor Photoelectron shall use such technology for any application that the party that developed such technology is pursuing or has a reasonable plan to pursue. This prohibition shall continue for so long as the developing party reasonably pursues or has a reasonable plan to pursue such application. Except for transfers or licenses in connection with the sale of a product or system, the rights granted in this
Section 2(b) may only be sublicensed or otherwise transferred to third parties upon the prior written consent of the party that developed such technology. In addition, Thermo and Photoelectron agree to negotiate in good faith to determine fair compensation to be paid to the developing party for the other party's use, license or transfer of the developing party's technology licensed under this
Section 2(b) based on the cost saving to the licensed party or, in the case of a transfer or sale to a third party, the relative value of such technology or know-how. Notwithstanding any of the foregoing, neither party shall be obligated by this Section 2(b) to disclose or transfer any technology in breach of any law, rule or regulation of, or contract with, any U.S. Federal or state governmental body or entity.

     3.  Royalty.  In consideration for the license and sublicense of the Patent
         -------
Rights and Thermo Photo-Cathode Technology, Photoelectron shall pay to Thermo a royalty of 1.5% of Photoelectron's gross revenues derived from the sale, lease or any other disposition of any products or systems that utilize Thermo Photo-Cathode Technology or the Patent Rights. In connection with any sale, lease, sublease, license, sublicense or any other transfer of the Thermo Photo-Cathode Technology or the Patent Rights other than in connection with the sale, lease or any other disposition of a product or system, Photoelectron shall pay to Thermo 50% of any amounts received by Photoelectron for such sale, lease, sublease, license, sublicense or transfer. This 50% payment shall not apply to any amounts paid to Photoelectron as a reimbursement for its costs and expenses or for payments made to Photoelectron by third parties for Photoelectron to conduct true research and development for such parties; provided that such true research and development does not involve any transfer of the Thermo Photo-Cathode Technology to the party for which such work is performed.

     4.  Sublicensing.  Except for licenses granted to end-users in connection
         ------------
with the sale or lease of a product or system, Photoelectron may license, sublicense, sell or transfer the Patent Rights or Thermo Photo-Cathode Technology only upon receiving the prior written consent of Thermo, which consent shall not be unreasonable withheld. For purposes of this Agreement, Thermo's withholding of its consent to any sale, license or sublicense shall not be deemed to be unreasonably if, without limitation, Thermo determines that such sale or license is to an actual or potential competitor of Thermo or of any Thermo affiliate. In addition, except for a license or transfer to a competitor, Thermo will not object to a license or transfer so long as Thermo's share of the payments to be received from any third party transferee will be 50% of the payments to be made by such transferee to Photoelectron, which are in no event less than 1 1/2% of such transferee's gross revenues from sales of products or systems that utilize the Thermo Photo-Cathode Technology and Patent Rights. For purposes of this Section 4, any merger, consolidation or sale of substantially all of the assets of Photoelectron shall be deemed to be a transfer of the license granted hereunder.

     5.  Disclaimer of Warranty.  Photoelectron does not warrant that the Thermo
         ----------------------
Photo-Cathode Technology, Patent Rights or any products produced within the scope of the intellectual property licensed by Thermo under this Agreement will perform as designed or that they are capable of commercial exploitation, or that the practice by Photoelectron of the rights licensed hereunder will be free from any infringement or charges of infringement of any patent or patents. Thermo assumes no liability whatsoever that may result from the exercise of these rights. Thermo does not represent or warrant the validity of any patent, nor does Thermo undertake to prosecute or defend any suit brought by or against Photoelectron, or indemnify it for the infringement or enforcement of any patent.

     6.  Defense of Patent Rights.  Thermo shall have the right, but not the
         ------------------------
obligation, to defend any claims that the Patent Rights infringe upon any other patents or intellectual property rights of third parties.

     7.  Termination.  This license shall immediately and automatically
         -----------
terminate and the rights granted to Photoelectron hereunder shall revert back to Thermo upon any of the following events: (a) Photoelectron and Thermo and, so long as PIC is a shareholder of Photoelectron, PIC agree in writing to terminate this license or (b) Photoelectron liquidates, closes its business, files for bankruptcy or an involuntary bankruptcy petition is filed against Photoelectron that is not dismissed within 180 days.

     8.  Resolution of Disputes.  If any dispute arises between the parties as
         ----------------------
to any matter covered by this Agreement, the parties agree to use their best efforts to resolve such dispute in good faith according to the principles set forth in this Agreement. If the parties are unable to resolve any such dispute within a reasonable period of time, they will mutually agree on an independent third party to resolve the dispute. If the parties cannot mutually agree on a single arbitrator, each party shall select one person and the two so selected shall jointly select a third. Each party shall be permitted to submit its written position within a reasonable period of time after the selection of the arbitrator or arbitrators, as the case may be, as to any matter being disputed to the arbitrator or arbitrators. The arbitrator or arbitrators shall as promptly as possible make a decision as to the dispute, which decision shall be binding on the parties.

     9.  Transfer and Sales Tax.  Notwithstanding any provisions of law imposing
         ----------------------
the burden of such taxes on the seller or buyer, as the case may be, Photoelectron shall be responsible for and shall pay all governmental charges, if any, upon the license or sublicense by Photoelectron of any of the Patent Rights or Thermo Photo-Cathode Technology.

     10. Governing Law; Assignment.  This Agreement is governed by the laws of
         -------------------------
the Commonwealth of Massachusetts, is to take effect as a sealed instrument, is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns and may be cancelled, modified or amended only by a written instrument executed by Photoelectron, Thermo and, so long as PIC is a shareholder of Photoelectron, PIC. No party hereto may assign or otherwise transfer its rights hereunder without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year first above written.

                                  THERMO ELECTRON CORPORATION


                                  By: /s/ Robert C. Howard
                                     ------------------------------------

                                  Its: Executive Vice President
                                      -----------------------------------


                                  PHOTOELECTRON CORPORATION


                                  By: /s/ Peter M. Nomikos
                                     ------------------------------------

                                  Its: President
                                      -----------------------------------

                                   SCHEDULE A


Thermo Electron Corporation Patents and Patent Applications

U.S. PATENTS
------------

Docket
 No.        Patent No.       Title                   Issue Date
-------     ----------       -----                   ----------
80-02       4,346,330        Laser Generated         8/24/82
                             High Electron
                             Density Source

80-44       4,460,831        Laser Stimulated        7/17/84
                             High Current
                             Density Photoelectron
                             Generator And Method
                             of Manufacture

FOREIGN PATENTS/PATENT APPLICATIONS
-----------------------------------

Docket
 No.                   Country                     Patent (Appln) No.
------                 -------                     ------------------
80-02                  France                      81.07145
                       Great Britain               2074369
                       West Germany                (P3114644.9)
                       Japan                       (51904/81)

80-44                  France                      (8219870)
                       Great Britain               2111299
                       Great Britain               2157884
                       West Germany                P3241766.7
                       Japan                       (208747/82)